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                                                                    EXHIBIT 11.1

                            THE GYMBOREE CORPORATION
                       COMPUTATION OF NET INCOME PER SHARE


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
                                                           FISCAL YEAR ENDED
                                             ---------------------------------------------
                                              FEBRUARY 2,     FEBRUARY 4,      JANUARY 29,
                                                 1997             1996             1995
                                             -----------      -----------      -----------
NET INCOME (000'S)                           $    31,788      $    26,381      $    22,195
                                             ===========      ===========      ===========

Weighted average number of shares
outstanding during the period:

Common Stock                                  25,111,027       24,861,874       24,279,137

Add incremental shares from assumed
 exercise of stock options and warrants          553,019          495,370          983,061
                                             -----------      -----------      -----------

                                              25,664,046       25,357,244       25,262,198
                                             ===========      ===========      ===========

PRIMARY NET INCOME PER SHARE                 $      1.24      $      1.04      $      0.88
                                             ===========      ===========      ===========


Weighted average number of shares
outstanding during the period:

Common Stock                                  25,111,027       24,861,874       24,279,137

 Add incremental shares from assumed
exercise of stock options and warrants           558,526          494,704          985,518
                                             -----------      -----------      -----------

Weighted average common and common
 equivalent shares outstanding during
 the period                                   25,669,553       25,356,578       25,264,655
                                             ===========      ===========      ===========


FULLY DILUTED NET INCOME PER SHARE           $      1.24      $      1.04      $      0.88
                                             ===========      ===========      ===========
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